Exhibit 99.3

K12 INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 27, 2020, K12 Inc. (“K12” or the “Company”) completed its acquisition (“Acquisition”) of Galvanize, Inc. (“Galvanize”) for approximately $177.2 million in cash, inclusive of the working capital adjustment. Galvanize is a leader in developing talent and capabilities for individuals and corporations in technical fields such as software engineering and data science.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”) with the Company considered as the accounting acquirer and Galvanize as the accounting acquiree. Accordingly, consideration paid by the Company to complete the Acquisition has been allocated to identifiable assets and liabilities of Galvanize based on estimated fair values as of the closing date of the Acquisition. Management’s allocation of the consideration was based on a preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The finalization of the purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, which could be material. Accordingly, the pro forma adjustments related to the allocation of the consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial statements in this Current Report on Form 8-K/A. Management expects to finalize the accounting for the business combination as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from January 27, 2020.

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and Galvanize as adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 gives effect to the Acquisition as if it had occurred on December 31, 2019. The unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and for the fiscal year ended June 30, 2019 give effect to the Acquisition as if it had occurred on July 1, 2018.

The unaudited pro forma condensed combined financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary, nor do they reflect any revenue or cost saving synergies that may be achieved subsequent to the completion of the Acquisition. The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity. Future results may vary significantly from the results reflected due to various factors, including those discussed in Part I, Item 1A entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

The unaudited pro forma condensed combined financial statements have been derived from, and should be read in conjunction with:

•

the audited consolidated financial statements and accompanying notes of the Company as of and for the fiscal year ended June 30, 2019, as contained in its Annual Report on Form 10-K filed on August 7, 2019;

•

the unaudited condensed consolidated financial statements and accompanying notes of the Company as of and for the six months ended December 31, 2019, as contained in its Quarterly Report on Form 10-Q filed on January 28, 2020; and

•	the audited consolidated financial statements and accompanying notes of Galvanize for the year ended December 31, 2018 (Exhibit 99.1).

The Company and Galvanize have a  different fiscal year end,  June 30th and December 31st, respectively.  Consequently, Galvanize’s statements of operations have been aligned to more closely conform to the fiscal periods of the Company as follows:

•

the unaudited pro forma condensed combined statements of operations for the fiscal year ended June 30, 2019 combines the Company’s historical consolidated statement of operations for the fiscal year ended June 30, 2019 with Galvanize’s unaudited condensed consolidated statements of operations for the four fiscal quarters ended June 30, 2019; and

•

the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 combines the Company’s historical unaudited condensed consolidated statement of operations for the six months ended December 31, 2019 with Galvanize’s unaudited condensed consolidated statements of operations for the two fiscal quarters ended December 31, 2019.

K12 INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	As Reported	Galvanize, Inc.				Pro Forma
	December 31,	December 31,		Pro Forma		December 31,
	2019	2019		Adjustments		2019
(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$211,641	$7,718		$(177,228)	(1)	$42,131
Accounts receivable, net	251,624	15,336				266,960
Inventories, net	20,071	5				20,076
Prepaid expenses	16,669	455				17,124
Other current assets	13,689	132				13,821
Total current assets	513,694	23,646		(177,228)		360,112
Property and equipment, net	35,188	11,754				46,942
Operating lease right-of-use assets, net	—	—		86,043	(9)	105,257
				19,214	(12)
Capitalized software, net	49,259	—				49,259
Capitalized curriculum development costs, net	52,345	—				52,345
Intangible assets, net	13,495	2,304		4,785	(5)	45,657
				24,020	(6)
				3,357	(7)
				(2,304)	(8)
Goodwill	90,197	15,882		91,819	(11)	197,898
Deposits and other assets	72,772	5,499		(19,214)	(12)	59,057

Total assets	$826,950	$59,085		$30,492		$916,527
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$30,598	$1,787	$			$32,385
Accrued liabilities	19,616	2,232		(672)	(9)	21,176
Accrued compensation and benefits	28,055	65				28,120
Deferred revenue	23,569	8,959		(5,325)	(4)	27,203
Current portion of long-term debt	—	4,362		(4,362)	(2)	—
Current portion of finance lease liability	23,336	—				23,336
Current portion of operating lease liability	8,496	—		10,773	(9)	19,269
Total current liabilities	133,670	17,405		414		151,489
Long-term debt	—	9,061		(9,061)	(2)	—
Long-term finance lease liability	2,146	—				2,146
Long-term operating lease liability	14,906	—		86,009	(9)	100,915
Long-term deferred rent	—	10,067		(10,067)	(9)	—
Deferred tax liability	16,789	—		(14,251)	(10)	2,538
Other long-term liabilities	8,343	—				8,343
Total liabilities	175,854	36,533		53,044		265,431

Commitments and contingencies	—	—	—		—
Redeemable, convertible preferred stock	—	189,032	(189,032)	(3)	—
Stockholders’ equity
Common stock	4	—	—		4
Preferred stock	—	—	—		—
Additional paid-in capital	720,451	—	—		720,451
Accumulated other comprehensive income (loss)	(188)	—	—		(188)
Retained earnings	33,311	(166,480)	166,480		33,311
Treasury stock	(102,482)	—	—		(102,482)
Total stockholders’ equity	651,096	(166,480)	166,480	(3)	651,096
Total liabilities, redeemable, convertible preferred stock, and stockholders' equity	$826,950	$59,085	$30,492		$916,527

See accompanying notes to unaudited pro forma condensed combined financial statements.

K12 INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	As Reported	Galvanize, Inc.			Pro Forma
	Year Ended	Four Quarters Ended	Pro Forma		Year Ended
	June 30, 2019	June 30, 2019	Adjustments		June 30, 2019
(In thousands except share and per share data)

Revenues	$1,015,752	$52,850	$(3,077)	(14)	$1,065,525
Instructional costs and services	663,437	51,615	—		715,052
Gross margin	352,315	1,235	(3,077)		350,473
Selling, general, and administrative expenses	306,829	15,160	3,427	(13)	325,416
Income from operations	45,486	(13,925)	(6,504)		25,057
Interest income (expense), net	2,761	(3,273)	—		(512)
Other income (expense), net	114	—	—		114
Income before income taxes and loss from equity method investments	48,361	(17,198)	(6,504)		24,659
Income tax expense	(10,520)	(56)	1,691	(15)	(8,885)
Loss from equity method investments	(632)	—	—		(632)
Income from continuing operations	37,209	(17,254)	(4,813)		15,142
Loss from discontinued operations	—	—	—		—
Net income attributable to common stockholders	$37,209	$(17,254)	$(4,813)		$15,142
Net income attributable to common stockholders per share:
Basic	$0.96				$0.39
Diluted	$0.91				$0.37
Weighted average shares used in computing per share amounts:
Basic	38,848,780				38,848,780
Diluted	40,944,800				40,944,800

See accompanying notes to unaudited pro forma condensed combined financial statements.

K12 INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	As Reported	Galvanize, Inc.			Pro Forma
	Six Months Ended	Two Quarters Ended	Pro Forma		Six Months Ended
	December 31, 2019	December 31, 2019	Adjustments		December 31, 2019
(In thousands except share and per share data)

Revenues	$514,680	$22,500	$(170)	(14)	$537,010
Instructional costs and services	336,828	21,074	—		357,902
Gross margin	177,852	1,426	(170)		179,108
Selling, general, and administrative expenses	166,935	6,104	1,331	(13)	174,370
Income from operations	10,917	(4,678)	(1,501)		4,738
Interest income, net	1,351	(760)	—		591
Other income (expense), net	357	—	—		357
Income before income taxes and loss from equity method investments	12,625	(5,438)	(1,501)		5,686
Income tax expense	(1,574)	(34)	390	(15)	(1,218)
Loss from equity method investments	(187)	—	—		(187)
Income from continuing operations	10,864	(5,472)	(1,111)		4,281
Loss from discontinued operations	—	—	—		—
Net income attributable to common stockholders	$10,864	$(5,472)	$(1,111)		$4,281
Net income attributable to common stockholders per share:
Basic	$0.28				$0.11
Diluted	$0.27				$0.11
Weighted average shares used in computing per share amounts:
Basic	39,369,287				39,369,287
Diluted	40,692,822				40,692,822

See accompanying notes to unaudited pro forma condensed combined financial statements.

K12 INC.

Notes to Unaudited Pro Forma Condensed COMBINED Financial Statements

Note 1.Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements have been prepared by K12 Inc. (“K12” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in the Company’s amended Form 8-K prepared and filed in connection with the Company’s acquisition of Galvanize, Inc. (“Galvanize”) on January 27, 2020 (“Acquisition”). Galvanize is a leader in developing talent and capabilities for individuals and corporations in technical fields such as software engineering and data science.

Certain information and certain disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America  (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. The Company believes, however, that the disclosures provided herein are adequate to make the information presented not misleading.

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and Galvanize as adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 gives effect to the Acquisition as if it had occurred on December 31, 2019. The unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 and for the fiscal year ended June 30, 2019 give effect to the Acquisition as if it had occurred on July 1, 2018.

The Company and Galvanize have a  different fiscal year end,  June 30th and December 31st, respectively.  Consequently, Galvanize’s statements of operations have been aligned to more closely conform to the fiscal periods of the Company as follows:

•

the unaudited pro forma condensed combined statements of operations for the fiscal year ended June 30, 2019 combines the Company’s historical consolidated statement of operations for the fiscal year ended June 30, 2019 with Galvanize’s unaudited condensed consolidated statements of operations for the four fiscal quarters ended June 30, 2019; and

•

the unaudited pro forma condensed combined statements of operations for the six months ended December 31, 2019 combines the Company’s historical unaudited condensed consolidated statement of operations for the six months ended December 31, 2019 with Galvanize’s unaudited condensed consolidated statements of operations for the two fiscal quarters ended December 31, 2019.

The unaudited condensed consolidated financial statements for Galvanize that are included in these unaudited pro forma condensed combined financial statements assumes the adoption of Accounting Standards Codification (“ASC”) Topic 606,  Revenue from Contracts with Customers (“ASC 606”) and ASC Topic 842,  Leases (“ASC 842”). ASC 606 adoption is assumed as of July 1, 2018 and ASC 842 adoption is assumed  as of July 1, 2019.

The unaudited pro forma condensed combined financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Note 2.Preliminary Purchase Price Allocation

The Acquisition has been accounted for as a business combination, under the acquisition method of accounting, which results in acquired assets and assumed liabilities being measured at their estimated fair values as of January 27, 2020, the acquisition date. As of the acquisition date, goodwill is measured as the excess of consideration transferred and the fair values of the assets acquired and liabilities assumed.

Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma condensed combined financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash	$ 7,718
Current assets, excluding cash	15,928
Property and equipment, net	11,754
Operating lease right-of-use assets, net	86,043
Intangible assets, net	32,162
Goodwill	107,701
Other assets	5,499
Current liabilities	(3,412)
Deferred revenue	(3,634)
Deferred tax liability	14,251
Current operating lease liability	(10,773)
Long-term operating lease liability	(86,009)
Total consideration	$ 177,228

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate material adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively. The estimated fair values for the intangible assets are considered preliminary and are subject to change based on final purchase price valuation amounts. Section 382 of the Internal Revenue Code could limit the Company’s ability to utilize Galvanize’s net operating losses and the analysis under Section 382 is preliminary. The purchase price valuation and Section 382 analysis are still under review. The Company has not made an assessment of its unfavorable/favorable leases as it relates to the value assigned to its operating lease right-of-use assets. It expects to complete that assessment within the measurement period.

The fair value of the identified intangible assets was determined using an income-based approach of either the multi-period excess earnings method or relief from royalty method, as well as a replacement cost approach. Intangible assets are amortized on a straight-line basis over the amortization periods noted below.

		Estimated
Intangible Assets	Amount	Useful Life (in Years)

Developed technology	$ 3,357	4.00	yrs.
Customer relationships	4,785	4.22	yrs.
Trade names	24,020	18.00	yrs.
	$ 32,162

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible liabilities assumed and intangible assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made. Goodwill is not deductible for tax purposes.

Note 3.Preliminary Pro Forma Financial Statements Adjustments

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the Acquisition,

(ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing effect on the combined results. The pro forma combined income tax expense does not necessarily reflect the amounts that would have resulted had the Company and Galvanize recorded consolidated income tax provisions during the periods presented.

Balance Sheet Adjustments

(1)	Reflects the cash consideration paid by the Company to acquire Galvanize.
(2)	To record the payoff of Galvanize’s debt obligations.
(3)	Reflects the elimination of Galvanize’s equity.
(4)	To record the preliminary fair value reduction to the deferred revenue assumed.
(5)	To record the preliminary fair value of the customer relationships intangible assets.
(6)	To record the preliminary fair value of the trade name intangible asset.
(7)	To record the preliminary fair value of the developed technology intangible assets.
(8)	To eliminate the legacy intangible assets of Galvanize.
(9)

To record the operating lease right of use asset and lease liability associated with Galvanize through its adoption of ASC 842. The values assigned to the lease liability assumed an incremental borrowing rate of 3.86% and lease terms ranging from 1 – 11 years.

(10)	To record the deferred taxes associated with the book/tax differences on the acquired assets and liabilities of Galvanize at a rate of 25.3%.
(11)	To write-off goodwill for Galvanize and record the excess of the purchase price over the fair value of assets acquired and liabilities assumed.

Balance Sheet Reclassification

(12)	To reclassify the Company’s operating lease right-of-use asset to a separate line due to the combined amount exceeding 10% of total assets.

Statements of Operations Adjustments

(13)	To record the estimated amortization related to the acquired intangible assets.
(14)	To record the impact of the reduction in deferred revenue.
(15)	To reflect the tax impact of the amortization and revenue pro forma adjustments.